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                                                             EXHIBIT 4(ii)(e)(8)

                                                                     Document 18

                                                              GUARANTY AGREEMENT

                                                                       Exhibit 8
                                                                              to
                                                              Security Agreement


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                                TABLE OF CONTENTS

                               GUARANTY AGREEMENT

SECTION                                     HEADING
PAGE
1.       Definitions..............................................................................................1

2.       Guarantee................................................................................................2

3.       Secretary's Rights.......................................................................................3

4.       Primary Liability........................................................................................3

5.       Representations and Warranties...........................................................................3

6.       Continuing Guarantee.....................................................................................4

7.       Default..................................................................................................4

8.       Notices..................................................................................................4

9.       Amendments and Supplements...............................................................................5

10.      Governing Law............................................................................................5

11.      Counterparts.............................................................................................5

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                       GUARANTY AGREEMENT IN FAVOR OF THE
                            UNITED STATES OF AMERICA

         THIS GUARANTY (this "Guaranty Agreement"), dated this October 16, 2000, is by and between DELTA QUEEN COASTAL VOYAGES, L.L.C., a Delaware limited liability company (the "Guarantor"), TO THE UNITED STATES OF AMERICA (the "United States"), represented by the SECRETARY OF TRANSPORTATION, acting by and through the MARITIME ADMINISTRATOR (the "Secretary").

                                   WITNESSETH:

         A. WHEREAS, the Guarantor owns 99 percent of the membership interest of Cape May Light, L.L.C., a Delaware limited liability company (the "Shipowner");

         B. WHEREAS, the Shipowner, in connection with the financing of the cost of construction of the Vessel on the date hereof borrowed certain funds and created and authorized the issuance of obligations designated "United States Government Guaranteed Ship Financing Bonds, 2000 Series" in the aggregate principal amount of $37,900,000 (the "Obligations") bearing interest at the rate specified therein;

         C. WHEREAS, the Shipowner, on the date hereof, accepted the Secretary's Commitment to Guarantee Obligations (the "Commitment") pursuant to Title XI of the Merchant Marine Act, 1936, as amended (the "Act"), whereby the Secretary authorized a guarantee to be endorsed upon each of the Obligations (the "Guarantees");

         D. WHEREAS, the Shipowner has, in consideration of the issuance of the Guarantees by the Secretary of the payment of the unpaid interest on, and the unpaid balance of the principal of the Obligations, pursuant to the terms and provisions of the Security Agreement, Contract No. MA-13627, dated the date hereof between the Shipowner and the Secretary (the "Security Agreement"), issued and delivered to the Secretary a promissory note in the principal amount of $37,900,000 (said promissory note, as originally executed and as the same may hereafter be amended, modified, supplemented or endorsed, herein called the "Secretary's Note");

         E. WHEREAS, the Secretary required this Guaranty Agreement from the Guarantor as an integral part of the consideration offered by or on behalf of the Shipowner as a condition of the Secretary entering into the Commitment and issuing the Guarantees, and the Guarantor is entering into this Guaranty Agreement for the purpose of guaranteeing the Shipowner's obligations to the Secretary under the Secretary's Note.

         NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantor hereby agrees as follows:

         1. Definitions. Unless otherwise specifically defined herein, the capitalized terms used herein are defined in Schedule X to the Security Agreement and any reference therein to other instruments shall have the respective meaning stated in Schedule X of the Security Agreement or such other instruments.

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         2. Guarantee.

         (a) The Guarantor hereby absolutely, irrevocably, and unconditionally guarantees the due and punctual payment of the principal and interest on the Secretary's Note. The Guarantor shall be required to make said payments under this Guaranty Agreement upon receipt of a written notice from the Secretary which states that the Shipowner has not promptly, completely or effectively made said payments. The failure of Guarantor to receive such a written notice or the failure of the Secretary to send said notice shall not relieve the Guarantor of its obligations under this Guaranty Agreement. This Guaranty Agreement shall be enforceable and exercisable by the Secretary from the first day of any failure by the Shipowner to make payment or mandatory prepayment of the principal of and the interest on the Secretary's Note when the same shall be due. The Guarantor shall immediately pay to the Secretary or its designee in immediately available funds, such payments guaranteed herein.

         (b) The Guarantor hereby consents and agrees that its obligations under this Guaranty Agreement will not be discharged by any act or omission to act of any kind by the Secretary or any other person or any other circumstances whatsoever (including, but not limited to, any extension, rearrangement, or renewal with respect to any indebtedness or other obligation of the Shipowner with or without notice to the Guarantor, any waiver of any right of the Secretary under the terms of the Secretary's Note, the Security Agreement, the Mortgage, or this Guaranty Agreement, any release of security, any transfer or assignment of rights or obligations accruing to the Secretary under the Secretary's Note, the Security Agreement, the Mortgage, or this Guaranty Agreement, any corporate reorganization, dissolution, merger, acquisition of or by or other alteration of the corporate existence or structure of the Shipowner or the Guarantor, discharge of the Shipowner in bankruptcy, the invalidity, illegality, or unenforceability of the Secretary's Note, the Security Agreement, the Mortgage, or this Guaranty Agreement or the absence of any action to enforce the obligations of the Shipowner) which might constitute a legal or equitable discharge of the Guarantor; it being the intention of the Guarantor that this Guaranty Agreement be absolute, continuing, and unconditional and the guarantee hereunder shall only be discharged by the payment in full of all sums so guaranteed hereunder.

         (c) The Guarantor hereby irrevocably and unconditionally waives: (1) notice of any of the matters referred to in this Guaranty Agreement and any action by the Secretary in reliance thereon; (2) all notices which may be required by statute, rule of law, or otherwise to preserve any rights against the Guarantor hereunder, including without limitations, any demand, protest, proof of notice of non-payment of all sums payable under the Secretary's Note or any notice of any failure on the part of the Shipowner to perform or comply with any covenant, term, or obligations of any agreement to which it is a party; (3) any requirement for the enforcement, assertion, or exercise of any right, remedy, power, or privilege under or with respect to the Mortgage, the Security Agreement, or the Secretary's Note; (4) any requirement of diligence; (5) any requirement that the Shipowner be joined as a party to any proceedings for the enforcement of any provision of this Guaranty Agreement, or that the Secretary proceed against any other guarantor executing this Guaranty Agreement or any other guaranty agreement; (6) any and all defenses to payment hereunder, except the defense of payment already made, and agrees to confess without contesting liability hereunder for any judgment entered hereon; (7) presentment, demand,


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protest, notice of protest and dishonor, notice of intent to accelerate, and notice of acceptance; or (8) the right to require the Secretary to pursue any remedy in the Secretary's power whatsoever.

            (d) The Guarantor hereby agrees that this Guaranty Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time payment of any sum hereby guaranteed is rescinded or must be otherwise restored or returned by the Secretary, upon the insolvency, bankruptcy, or reorganization of the Shipowner, or otherwise, all as though such payment had not been made. The Guarantor further agrees that if the maturity of any obligations guaranteed herein be accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this Guaranty Agreement without demand or notice to the Guarantor.

            (e) Any amount payable hereunder shall not be subject to any reduction by reason of any counterclaim, set-off, deduction, abatement, or otherwise.

            (f) The Guarantor shall pay all reasonable costs and expenses (including, without limitation, attorneys' fees and expenses) incurred in connection with the enforcement of the obligations of the Guarantor under this Guaranty Agreement.

            (g) The Secretary's Note may be amended, modified, or endorsed without the consent of the Guarantor.

            (h) The Secretary may enforce the Guarantor's obligations hereunder without in any way first pursuing or exhausting any other rights or remedies which the Secretary may have against the Shipowner or any other person, firm, or corporation or against any security the Secretary may hold.

         3. Secretary's Rights. The Guarantor authorizes the Secretary, without notice or demand and without affecting the Guarantor's liability hereunder, to take and hold security for the payment of this Guaranty Agreement and/or any of the obligations guaranteed herein and exchange, enforce, waive, and release any such security; and to apply such security and direct the order or manner of sale thereof as the Secretary in his discretion may determine; and to obtain a guarantee of any of the obligations guaranteed herein from any one or more persons, corporations, or entities whomsoever and at any time or times to enforce, waive, rearrange, modify, limit or release such other persons, corporations, or entities from their obligations under such guarantees.

         4. Primary Liability. It is expressly agreed that the liability of the Guarantor for the payment of the obligations guaranteed herein shall be primary and not secondary.

         5. Representations and Warranties. The Guarantor represents and warrants as follows:

            (a) It is a limited liability company duly organized, validly existing, and in good standing under the laws of the state of Delaware and has full power and authority (legal and other) to execute, deliver, and carry out the terms of this Guaranty Agreement;


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            (b) This Guaranty Agreement has been duly authorized, executed, and delivered by the Guarantor and constitutes the legal, valid, and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms;

            (c) The execution, delivery, and performance by the Guarantor of this Guaranty Agreement does not require the approval or consent of its shareholders or of any governmental authority and does not contravene the Guarantor's Limited Liability Company Agreement, or any mortgage, indenture, or other agreement binding upon it, or any law, regulation, order, judgment, or decree applicable to the Guarantor;

            (d) The Guarantor's guarantee pursuant to this Guaranty Agreement may be expected to benefit, directly or indirectly, the Guarantor; and

            (e) The Guarantor has fully adequate financial resources, funds, and assets to satisfy its obligations under this Guaranty Agreement and the Guarantor will in the future retain sufficient financial resources, funds, and assets to fully satisfy its obligations under this Guaranty Agreement.

         6. Continuing Guarantee. This Guaranty Agreement is a continuing guarantee of payment and collectability and shall:

            (a) Remain in full force and effect so long as any obligation of the Shipowner to the Secretary referred to herein exists;

            (b) Be binding upon the Guarantor, its successors and assigns;

            (c) Be executed and issued for the sole and exclusive benefit of the United States, and no other party shall be permitted to claim any benefit, direct or indirect, therefrom. This Guaranty Agreement is nonassignable, any assignment thereof shall be null and void and have no legal effect whatsoever; and

            (d) Inure to the benefit of, and be enforceable by the Secretary, his successors and assigns.

         7. Default. A default under the terms of this Guaranty Agreement shall be deemed to occur if the Guarantor fails to make any payment guaranteed hereunder.

         8. Notices. All communications may be made or delivered in person or by certified or registered mail, postage prepaid, addressed to the Guarantor or the Secretary as provided below or to such other address as the Guarantor or the Secretary may hereafter specify in a written notice to the other and all notices or other communications shall be in writing so addressed and shall be effective upon receipt by the addressee thereof:


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       Guarantor:         DELTA QUEEN COASTAL VOYAGES, L.L.C.
                          Robin Street Wharf
                          1380 Port of New Orleans Place
                           New Orleans, Louisiana 70130-1890
                          Attn: Executive Vice President and General Counsel

       Secretary:         SECRETARY OF TRANSPORTATION
                          c/o Maritime Administration
                          U.S. Department of Transportation
                          Washington, DC  20590
                          Attn:    Chief, Division of Ship
                                   Financing Contracts

         9. Amendments and Supplements. No agreement shall be effective to change or modify, supplement, amend, or discharge in whole or in part this Guaranty Agreement unless such agreement is in writing, signed by the Guarantor and the Secretary.

         10. Governing Law. This Guaranty Agreement shall be governed by federal law of the United States of America or in the absence of applicable federal law by the laws of the State of Louisiana.

         11. Counterparts. This Guaranty Agreement may be executed in one or more counterparts. All such counterparts shall be deemed to be originals and shall together constitute but one and the same instrument.



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         IN WITNESS WHEREOF, this Guaranty Agreement has been executed by the
Guarantor as of the day and year first above written.


GUARANTOR:                     DELTA QUEEN COASTAL VOYAGES, L.L.C.

                               BY:      THE DELTA QUEEN STEAMBOAT CO.,
                                        its Managing Member


                                        By:      /S/ JORDAN B. ALLEN
                                            ------------------------------------
                                               Its Executive Vice President



ATTEST:



By       /s/ Pam Stringer
    -----------------------------------
       Its Assistant Secretary



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ACKNOWLEDGED BY:


                                       UNITED STATES OF AMERICA,
                                       SECRETARY OF TRANSPORTATION

                                       MARITIME ADMINISTRATOR



                                       By       /S/ JOEL C. RICHARD
                                         -------------------------------------
                                            Its Secretary



ATTEST:



By       /s/ Sarah J. Washington
   -------------------------------------------
      Its Assistant Secretary